SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

  [X]

Preliminary Proxy Statement

  [  ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

  [  ]

Definitive Proxy Statement

  [  ]

Definitive Additional Materials

  [  ]

Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

QUAD METALS CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [  ]

$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

  [  ]

$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

  [X]

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)

Title of each class of securities to which transaction applies: None

2)

Aggregate number of securities to which transaction applies: None

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11  (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -$0- no fee is payable pursuant to Rule 0-11(c) (ii)

4)

Proposed maximum aggregate value of transaction: n/a

5)

Total fee paid: $-0-

  [  ]

Fee paid previously with preliminary materials.

  [  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

1)

Amount Previously Paid: n/a

2)

Form, Schedule or Registration Statement No.: n/a

3)

Filing Party: n/a

1)

Date Filed: n/a

QUAD METALS CORPORATION

Notice of 2002 Annual Meeting of Shareholders

To be Held on August 22, 2002

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Quad Metals Corporation (the "Company"), will be held at 2:00 p.m. (PDST), on August 22, 2002, at the Washington Mutual Building, Conference Room A located at 601 W. Main Avenue, Spokane, Washington 99201, to consider and act upon the following matters:

1.

To consider and vote upon the merger of the Company with and into its wholly-owned Nevada subsidiary;

1.

To elect three (3) members to the Board of Directors to serve for a one year term or until their respective successors are elected and qualified;

2.

To approve the engagement of DeCoria, Maichel & Teague PS as independent auditors for the Company for the fiscal year ending December 31, 2002; and

4.

To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on July 26, 2002 has been fixed as the record date for the determination of the Shareholders entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof. Only Shareholders of record on the books of the Company at the close of business on July 26, 2002 shall be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

It is important that your shares be represented at the meeting whether or not you are personally able to attend.  You are therefore urged to complete, date and sign the accompanying Proxy and mail it in the enclosed postage-paid envelope as promptly as possible. Your Proxy is revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise.

Thank you for your cooperation.

Sincerely,

Robert W. O’Brien, President

QUAD METALS CORPORATION

601 W. Main Avenue, Suite 1017

Spokane, WA 99201

_________________________

PROXY STATEMENT

Relating to

Annual Meeting of Shareholders

to be held on August 22, 2002

_________________________

INTRODUCTION

This Proxy Statement is being furnished by the Board of Directors of Quad Metals Corporation (the "Company") to holders of shares of the Company's no par value Common Stock (the "Common Stock") in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on August 22, 2002, and any adjournment or adjournments thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement is first being mailed to Shareholders on or about August 1, 2002.

Management is the record and beneficial owner of 24,500,000 shares (approximately 25.6%) of the Company’s outstanding Common Stock.  It is management's intention to vote all of its shares in favor of each matter to be considered by the Shareholders.

PURPOSES OF ANNUAL MEETING

Merger with Subsidiary

At the Annual Meeting, Shareholders entitled to vote (see "Voting at Annual Meeting") will be asked to consider and vote upon the merger of the Company with and into its wholly-owned Nevada subsidiary. The merger will accomplish two primary objectives: (1) effecting a 50:1 reverse stock split whereby each Shareholder of the Company will receive one share of the surviving company in exchange for each fifty shares of the Common Stock of the Company currently owned and, (2) the domicile of the Company will be changed from the State of Washington to the State of Nevada (see "Merger with Subsidiary").

Election of Directors

At the Annual Meeting, Shareholders will be asked to consider and to take action on the election of three members to the Board of Directors to serve for one-year terms or until their respective successors are elected and qualified (see "Election of Directors").

Selection of Independent Auditors

At the Annual Meeting, Shareholders will be asked to consider and vote upon the selection of DeCoria, Maichel & Teague PS as independent auditors of the Company for the fiscal year ending December 31, 2002; and

Other Business

To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

As your vote is important, it is requested that you complete and sign the enclosed Proxy and mail it promptly in the return envelope provided.  Shares cannot be voted at the meeting unless the owner is present to vote or is represented by Proxy.

VOTING AT ANNUAL MEETING

1.

Record Date.  The Board of Directors of the Company has fixed the close of business on July 26, 2002, as the record date for the purpose of determining Shareholders of the Company entitled to notice of and to vote at the Annual Meeting.  At the close of business on that date, the Company had 95,474,665 issued and outstanding shares of Common Stock. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting.  Proxies which are submitted but are not voted for or against (because of abstention, broker nonvotes or otherwise) will be treated as present for all matters considered at the meeting.

2.

Solicitation of Proxies.  The accompanying Proxy is solicited on behalf of the Board of Directors of the Company, and the cost of solicitation will be borne by the Company.  Following the original mailing of the Proxies and soliciting materials, directors, officers and employees of the Company may, but do not presently intend, to solicit Proxies by mail, telephone, telegraph, or personal interviews. The Company may request brokers, custodians, nominees, and other record holders to forward copies of the Proxies and soliciting materials to persons for whom they hold shares of the Company and to request authority for the exercise of Proxies.  In such cases, the Company will reimburse such holders for their reasonable expenses.  The Company does not intend to utilize the services of an outside proxy solicitation firm.

3.

Revocation of Proxy.  Any Proxy delivered in the accompanying form may be revoked by the person executing the Proxy by written notice to that effect received by the Secretary of the Company at any time before the authority thereby granted is exercised, by execution of a Proxy bearing a later date presented at the meeting, or by attendance of such person at the Annual Meeting.

4.

How Proxies will be Voted.  Proxies received by the Board of Directors in the accompanying form will be voted at the Annual Meeting as specified therein by the person giving the Proxy.  If no specification is made with respect to the matters to be voted upon at the meeting, the shares represented by such Proxy will be voted FOR the merger of the Company with and into its wholly–owned Nevada subsidiary; FOR the nominees to the Board of Directors in the election of Directors; and FOR approval of the appointment of DeCoria, Maichel & Teague PS as the Company's independent auditors for the fiscal year ending December 31, 2002.

All shares represented by valid Proxy will be voted at the discretion of the proxy holders on any other matters that may properly come before the meeting.  However, the Board of Directors does not know of any matters to be considered at the meeting other than those specified in the Notice of Meeting.

5.

Voting Power.  Shareholders of the Common Stock of the Company are entitled to one vote for each share held. There is no cumulative voting for directors.

6.

Principal Shareholders.  The following table sets forth the identity of the record owners of more than five percent (5%) of the outstanding shares of any class of the Company as of July 26, 2002:

Common

Stock

Percent of

Shareholder

Owned

Outstanding

Terry J. Dunne

18,000,000

18.85%

Robert W. O’Brien

18,000,000

18.85%

The Estate of Dr. Tibor Klobusicky (1)

15,750,000

16.50%

Stanley Harrison

10,000,000

10.47%

Martyn A. Powell

  5,000,000

   5.4%

(1)

Includes 3,000,000 shares held of record and owned beneficially by the Estate of Tibor Klobusicky and 12,750,000 as to which Tibor Klobusicky claims beneficial ownership through the shares held of record by the Family of Dr. Tibor Klobusicky, The Klobusicky Family Trust, and the Klobusicky Family Partnership.

The Company does not know of any other person who held more than five percent (5%) of the Company's outstanding Common Stock as of July 26, 2002, or as of the date of the preparation of this Proxy Statement.

7.

Required Approvals.  On June 8, 2002 the Board of Directors of the Company unanimously adopted resolutions (1) to merge the Company with and into a wholly-owned Nevada subsidiary and thereby (a) change the domicile of the Company from the State of Washington to the State of Nevada and; (b) effect a fifty for one reverse split of its Common Stock; (2) to elect Robert W. O’Brien, Martyn A. Powell and Michael L. McLaughlin to the Board of Directors of the Company to serve for a one-year term or until his respective successor is elected and has qualified; (3) to consider and vote upon the selection of DeCoria, Maichel & Teague PS as independent auditors of the Company for the fiscal year ending December 31, 2002; and (4) that the Directors recommend that the Company’s Shareholders vote to approve each of the above matters to be submitted to the Shareholders for consideration at the Annual Meeting of Shareholders.

Directors are elected by a plurality of the votes cast by the holders of the Common Stock meeting at which a quorum is present.  "Plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstentions, broker nonvotes or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The election of Directors will be accomplished by determining the three nominees receiving the highest total votes.

The proposal to change the Company’s state of domicile from Washington to Nevada by merging with its wholly-owned Nevada subsidiary will require the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon. Abstentions and broker nonvotes will have the effect of a vote against the proposal with respect changing the Company’s state of domicile.

The approval of the independent auditors requires the favorable vote of the holders of a majority of the shares of Common Stock present at the meeting, provided a quorum is present; abstentions would have the effect of negative votes for this matter; broker nonvotes are not counted for purposes of determining the number of shares present, and thus would have no effect on this matter.

8.

Dissenters’ Rights. There are no dissenters’ rights applicable to any matters to be considered at the Annual Meeting.

RECENT MARKET PRICES

The Company shares are not traded.  The Company shares have not been listed for trading for approximately the last ten years.  As of July 26, 2002, there were approximately 940 holders of record of the Company's Common Stock.

THE FOLLOWING PROPOSALS ARE SUBMITTED TO THE SHAREHOLDERS FOR CONSIDERATION AT THE ANNUAL MEETING OF SHAREHOLDERS:

1.

MERGER WITH SUBSIDIARY

Upon the effective date of the Merger, the Company will be merged with and into its Nevada subsidiary, which will be the surviving company.  The merger of the Company with and into its wholly-owned subsidiary will have the effect of changing the domicile of the Company from the State of Washington to the State of Nevada. The Company will thereafter be governed by the laws of the State of Nevada rather than the laws of the State of Washington. As a practical matter, this will have little effect on corporate governance because of amendments to the Company’s Articles of Incorporation made approximately two years ago. Nevertheless, management believes the Company will be perceived as a more attractive acquisition candidate if it is domiciled in Nevada.

Each fifty shares of Common Stock held by our current Shareholders will automatically become one share of the surviving company.  This is the same effect as a 50:1 reverse stock split. No fractional shares will be issued.  Any resulting fractional shares will be rounded up to the nearest whole share.

The name of the Company will remain Quad Metals Corporation. There will be no need to exchange the shares of stock you currently hold for shares in the surviving company.

The Company will be governed by the articles of incorporation of the Nevada corporation, a copy of which is attached as Exhibit II. The following discussion identifies the material differences between our current articles of incorporation and the articles of incorporation of the surviving company and the rationale for the changes.

Capital Structure – Common Stock. The Company is currently authorized to issue 100,000,000 shares of its no par value Common Stock, of which 95,474,665 shares were issued and outstanding and held of record by approximately 940 Shareholders as of July 26, 2002.  The surviving company will have three hundred million (300,000,000) shares of $0.001 par value Common Stock authorized and 1,909,493 shares issued and outstanding.  The change in par value is significant only in that filing fees in Nevada are based on par value. If no par value shares exist, Nevada imputes a $10.00 per share par value.  The $0.001 par value was chosen to minimize filing fees.

Management believes that the increased number of authorized shares of Common Stock will provide the Company with an adequate supply of authorized but unissued shares of Common Stock for general corporate needs including obtaining additional financing, possible stock dividends, employee incentive and benefit plans or consummation of acquisitions at times when the Board, in its discretion, deems it advantageous to do so. At present, the Company has no commitment for the issuance of additional shares.

All shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights.  Owners of shares of Common Stock are entitled to one vote for each share they own at any Shareholders' meeting.  Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to Shareholders.  There are no conversion, preemptive or other subscription rights or privileges with respect to any shares.  Although the Board of Directors would authorize the issuance of additional shares of Common Stock based on its judgment as to the best interests of the Company and its Shareholders, the issuance of authorized shares of Common Stock could have the effect of diluting the voting power and book value per share of the outstanding Common Stock.

Authorized shares of Common Stock in excess of those shares outstanding will be available for general corporate purposes, may be privately placed and could be used to make a change in control of the Company more difficult.  Under certain circumstances, the Board of Directors could create impediments to, or frustrate, persons seeking to effect a takeover or transfer in control of the Company by causing such shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its shareholders, but in which unaffiliated shareholders may wish to participate.  In this connection, the Board of Directors could issue authorized shares of Common Stock to a holder or holders which, when voted together with the shares held by members of the Board of Directors and the executive officers and their families, could prevent the majority shareholder vote required by the Company's Articles of Incorporation to effect certain matters.  Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company, since the issuance of such shares should dilute the Company's book value per share and the Common Stock ownership of such person.  This may be beneficial to management in a hostile tender offer, thus having an adverse impact on shareholders who may want to participate in such tender offer.

The additional authorized shares of Common Stock would, when issued, have the same rights as the issued and outstanding existing shares of Common Stock.  Shareholders of the Company do not have preemptive rights nor will they as a result of the merger.

If the merger is approved, the additional authorized Common Stock would be available for issuance in the future for such corporate purposes as the Board of Directors deems advisable from time to time without the delay and expense incident to obtaining shareholder approval, unless such action is required by applicable law or by the rules of the National Association of Securities Dealers, Inc., or of any stock exchange upon which the Company's shares may then be listed.  It should be noted that subject to the limitations discussed above, all of the types of Board action with respect to the issuance of additional shares of Common Stock that are described in the preceding paragraphs can currently be taken and that the power of the Board of Directors to take such actions would not be enhanced by the merger, although the merger would increase the number of shares of Common Stock that are available for the taking of such action.

The Board of Directors has no present agreement, commitment, plan or intent to issue any of the additional shares provided for in the merger.

Capital Structure – Preferred Stock. We currently have 10,000,000 shares of Preferred Stock authorized. The articles of incorporation of the surviving company authorizes the Company to issue, from time to time as determined by the Board of Directors, up to 10,000,000 shares of Preferred Stock, with no stated value and a par value of $0.001 per share ("Preferred Shares”). This represents no material difference from the present capital structure.

Tax Aspects

It is management’s belief that pursuant to the Internal Revenue Code Section 368 (a)(1)(F), this change of domicile from Washington to Nevada will qualify as a tax free exchange as a mere change in identity, form or place of incorporation of one corporation, however effected.

Assuming that the merger of the Company into its wholly-owned subsidiary qualifies as a reorganization within the meaning of Section 368(a) of the Code:

•

No gain or loss will be recognized by a Shareholder of the Company as a result of the merger with respect to shares of the Company converted solely into shares of the surviving company;

•

The tax basis of the shares of stock of the surviving company received by the Company’s Shareholders will be the same as the tax basis of the Company’s stock exchanged therefor;

•

The holding period of the surviving company stock received by the Company’s Shareholders in the merger will include the period during which the Company’s stock surrendered in exchange therefor were held, provided that such shares of the Company were held as capital assets at the effective date of the merger.

No Opinion of Counsel and Advice to Seek Own Tax Adviser

Neither the Company nor the nominees for Director have sought an opinion of counsel with respect to the tax consequences of the transactions to be considered at the meeting. The Company and the nominees do not believe that the reincorporation in Nevada will have any tax consequences to the Company's Shareholders. Shareholders are advised to consult with their own tax advisers or counsel if they have any questions regarding the tax aspects of the transaction.

Board Recommendation

The proposal to merge the Company with its wholly-owned Nevada subsidiary will require the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon. The Board of Directors recommends a vote FOR the change of the Company’s state of domicile from Washington to Nevada.

2.

ELECTION OF DIRECTORS

At the meeting, three (3) Directors are to be elected who shall hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified. There are no standing audit, nominating or compensation committees of the Board of Directors.

The Proxies appointed in the accompanying Proxy intend to vote, unless directed to the contrary therein, in their discretion, for the election to the Board of Directors of the three persons named below, all of whom management believes are willing to serve the Company in such capacity.  However, if any nominee at the time of election is unable or unwilling to serve, or is otherwise unavailable for election, such that substitute nominees are designated, the Proxies in their discretion intend to vote for all or a lesser number of such other nominees.

The nominees for Directors, together with certain information with respect to them, are as follows:

Common Shares Owned

Year First Became

 Beneficially, Directly or

Name

Age

      A Director

Indirectly, as of July 18, 2002

Robert W. O’Brien

67

2001

18,000,000

Michael L. McLaughlin

69

2001

  1,500,000

Martyn A. Powell

49

2001

  5,000,000

Robert W. O’Brien.

Mr. O’Brien has served as President and a Director of the Company since June 2001.  Mr. O’Brien graduated from Gonzaga University with a BA Degree in Economics.  Since July 1996, Mr. O’Brien has been the sole owner and manager of Spokane Quotation Bureau, LLC, a company that publishes stock quotations for companies traded over-the-counter.  From 1985 to October 1995, Mr. O’Brien was a Director and Secretary/Treasurer of Inland Gold and Silver, now Inland Resources, Inc., a public company traded on the NASDAQ supervised Bulletin Board.  Mr. O’Brien currently serves as Secretary/Treasurer, and a Director of Gold Bond Resources, Inc., a reporting company.

Michael L. McLaughlin

Mr. McLaughlin has served as Vice-President, Assistant Secretary and a Director of the Company since June 2001.  Mr. McLaughlin has been retired from full-time employment since 1992, at which time he sold financing for IBM Credit Corp.  Since 1980, Mr. McLaughlin has been employed part-time by the Washington State Horse Racing Commission as an auditor for satellite racing facilities.  Mr. McLaughlin currently serves as Vice-President and a Director of Gold Bond Resources, Inc., a reporting company.

Martyn A. Powell

Mr. Powell has served as Secretary/Treasurer and a Director of the Company since June 2001.  Mr. Powell has been employed as a realtor in the greater Seattle area for the past 11 years.  Mr. Powell has served as President and a Director of Missouri River and Gold Gem Corp, a reporting company, since 1999 and President and a Director of Aberdeen-Idaho Mining Co., a reporting company, since early 2002.

Compensation of Directors and Officers

During the past three fiscal years, none of the officers or directors has received any compensation directly or indirectly for service to the Company in such positions.

Board Recommendation

The Board of Directors recommends a vote FOR each nominee to the Board of Directors.

3.

SELECTION OF AUDITORS

DeCoria, Maichel & Teague PS, independent public accountants, have been selected by the Board of Directors as independent auditors for the Company for the fiscal year ending December 31, 2002, subject to approval by the Shareholders. This firm is experienced in the business of mergers and acquisitions as well as the accounting aspect of securities law matters and is well qualified to act in the capacity of auditors for the Company. The approval of the independent auditors requires the favorable vote of the holders of a majority of the shares of Common Stock present at the meeting, provided a quorum is present.

Board Recommendation

The Board of Directors recommends a vote FOR the appointment of DeCoria, Maichel & Teague PS as the independent auditors for the Company for the year ended December 31, 2002.  No representative of DeCoria, Maichel & Teague PS is expected to be present at the Annual Meeting.

COMPLIANCE WITH SECTION 16(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than ten percent (10%) beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by them.

Based solely on its review of copies of such forms furnished to the Company, on written representations that no filings on Form 5 reports were required, and that all other required reports were timely filed, the Company believes that during the fiscal year ended December 31, 2001, the Company's officers, directors and greater than ten percent (10%) beneficial owners complied with all Section 16(a) filing requirements applicable to them.

ADDITIONAL SHAREHOLDER INFORMATION

Shareholder Proposals for 2003 Annual Meeting

The Company will review shareholder proposals intended to be included in the Company’s proxy materials for the 2003 Annual Meeting of Shareholders which are received by the Company at its principal executive offices no later than February 17, 2003 (unless the date of the next annual meeting is changed by more than 30 days from the date of this year’s meeting, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials).  Such proposals must be submitted in writing and should be sent to the attention of the Secretary of the Company.  The Company will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.

Annual Report

The Company's Annual Report to Shareholders, consisting of the Corporation's Form 10-KSB for the year ended December 31, 2001 is being mailed to all Shareholders with this Proxy Statement.  In addition, a Shareholder of record may obtain a copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 (the "Form 10-KSB"), without cost, upon written request to the Secretary of the Company.  The Annual Report on Form 10-KSB is not part of the proxy solicitation materials for the Annual Meeting.

Other Business

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above.  However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon in the discretion of the persons acting thereunder.

By Order of the Board of Directors

Robert W. O’Brien, President

PROXY

Quad Metals Corporation

601 W. Main, Suite 1017

Spokane, WA 99201

The undersigned hereby appoints Robert W. O’Brien, Michael L. McLaughlin and Martyn A. Powell, or any of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of Quad Metals Corporation held on record by the undersigned on July 26, 2002 at the 2002 Annual Meeting of Shareholders to be held on August 22, 2002, or any adjournment thereof.

1.

   CHANGE OF DOMICILE FROM WASHINGTON TO  NEVADA  (MERGER WITH WHOLLY-OWNED NEVADA SUBSIDIARY)

FOR  o

AGAINST  o

ABSTAIN  o

2.  ELECTION OF DIRECTORS (check one):

 ______ FOR EACH NOMINEE LISTED BELOW

 ______ WITHHOLD AUTHORITY for Proxies to vote for any nominees checked

ROBERT W. O’BRIEN o

    MICHAEL L. MCLAUGHLIN o

 MARTYN A. POWELL o

3.   APPROVAL OF DECORIA, MAICHEL & TEAGUE PS AS INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS FOR THE

       COMPANY:

FOR  o

AGAINST  o

ABSTAIN  o

4.    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME

        BEFORE THE MEETING.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted for each proposal.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

DATED:  __________________________

PLEASE MARK, SIGN, DATE, AND RETURN THIS

PROXY PROMPTLY USING THE ENCLOSED ENVELOPE